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                                                                    Exhibit 23.2



                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement (Form S-8) of Connetics Corporation, pertaining to the Stock Plan
(2000), 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, and 2002 Non-Officer Employee Stock Plan of our report dated February 2, 2001 with respect to the financial statements and schedule of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                  /S/ ERNST & YOUNG LLP




Palo Alto, California
February 7, 2002